    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 2, 1998
                                                REGISTRATION NO. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              CAFE ODYSSEY, INC.
       (Exact name of Small Business Issuer as specified in its charter)

                                   MINNESOTA
                (State or other jurisdiction of incorporation)

                                  31-1487885
                       (IRS Employer Identification No.)

                       4801 WEST 81ST STREET, SUITE 112
                         BLOOMINGTON, MINNESOTA  55437
                   (Address of principal executive offices)

                    1997 STOCK OPTION AND COMPENSATION PLAN
                     AND DIRECTOR STOCK OPTION AGREEMENTS
                             (Full title of Plan)

                               RONALD K. FULLER
                            CHIEF EXECUTIVE OFFICER
                              CAFE ODYSSEY, INC.
                       4801 WEST 81ST STREET, SUITE 112
                         BLOOMINGTON, MINNESOTA  55437
                                (612) 837-9917
           (Name, address and telephone number of agent for service)

                                  Copies to:

                            WILLIAM M. MOWER, ESQ.
                      MASLON EDELMAN BORMAN & BRAND, LLP
                              3300 NORWEST CENTER
                          MINNEAPOLIS, MN  55402-4140
                                (612) 672-8200


                                            CALCULATION OF REGISTRATION FEE
=======================================================================================================================

                                        AMOUNT OF    PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                      SHARES TO BE    OFFERING PRICE         AGGREGATE            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED   REGISTERED      PER SHARE (1)      OFFERING PRICE (1)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value             75,000            $1.63            $122,250.00              $41.44
per share) Director Stock Option
Agreements

Common Stock ($.01 par value          1,250,000            $1.63            $2,037,500.00            $690.68
per share) reserved under the
1997 Stock Option and
Compensation Plan

=======================================================================================================================

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on the NASDAQ SmallCap Market on August 27, 1998.

                           Exhibit Index at Page 6

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

    The following documents filed by the Small Business Issuer with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

   (a) The contents of the Registration Statement on Form SB-2, File No. 333-34235, filed on August 22, 1997, as amended.

   (b) The contents of the Registrant's Form 10-KSB for the fiscal year ended December 28, 1997.

   (c) The contents of the Registrant's Form 10-QSB for the quarters ended March 29, 1998 and June 28, 1998.

   (d) The description of Common Stock included under the caption "Securities to be Registered" in its Registration Statement on Form 8-A, File No. 0-23243, dated October 21, 1997, including any amendments or reports filed for the purpose of updating such description.

   All documents subsequently filed by the Small Business Issuer pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

   The Small Business Issuer is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney's fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Item 8. Exhibits.

   4.1 Articles of Incorporation of the Small Business Issuer (incorporated herein by reference to the Small Business Issuer's Registration Statement on Form SB-2 (Registration No. 333-34235))
   4.2 Bylaws of the Small Business Issuer (incorporated herein by reference to the Small Business Issuer's Registration Statement on Form SB-2 (Registration No. 333-34235)).
   5      Opinion of Maslon Edelman Borman & Brand, LLP
   23.1   Consent of Ernst & Young LLP
   23.2   Consent of Arthur Andersen LLP
   23.3   Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit
          5).

Item 9. Undertakings.

   The undersigned Small Business Issuer hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Small Business Issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Small Business Issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bloomington, State of Minnesota, on August 28, 1998.

                                    Cafe Odyssey, Inc.
                                      Small Business Issuer

                                    By         /s/ Ronald K. Fuller
                                      ------------------------------------------
                                               Chief Executive Officer


    Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


NAME                               TITLE                                        DATE
----                               -----                                        ----
 /s/ Stephen D. King               Chairman of the Board                   August 28, 1998
---------------------------
Stephen D. King

 /s/ Ronald K. Fuller              President, Chief Executive Officer,     August 28, 1998
---------------------------        Chief Operating Officer and Director
Ronald K. Fuller                   (principal executive officer)


 /s/ Anne D. Huemme                Vice President - Finance and            August 28, 1998
---------------------------        Chief Financial Officer
Anne D. Huemme                     (principal financial and
                                   accounting officer)


 /s/ Michael L. Krienik            Director                                August 28, 1998
---------------------------
Michael L. Krienik

 /s/ Martin J. O'Dowd              Director                                August 28, 1998
---------------------------
Martin J. O'Dowd

 /s/ Thomas W. Orr                 Director                                August 28, 1998
---------------------------
Thomas W. Orr

                                   EXHIBITS



Exhibit
Number      Description of Exhibit                                     Page No.
------      -------------------------                                  --------

5           Opinion of Maslon Edelman Borman & Brand, LLP                  7
23.1        Consent of Ernst & Young LLP                                   8
23.2        Consent of Arthur Andersen LLP                                 9
23.3        Consent of Maslon Edelman Borman & Brand, LLP
            (contained in Exhibit 5)                                       7